Prospect Energy Corporation Announces Financial Results for Second Fiscal Quarter Ended December 31, 2006

NEW YORK, NY -- 02/09/2007 -- Prospect Energy Corporation (NASDAQ: PSEC) today announced financial results for our second fiscal quarter ended December 31, 2006.

Our net investment income for the second fiscal quarter was $4.49 million, a 37% increase over first fiscal quarter net investment income, and 33 cents per weighted average number of shares for the quarter, or 35 cents per beginning of the quarter share count. At December 31, 2006, our net asset value per share was $15.24, a $0.38 increase from the prior quarter.

We estimate that our net investment income for the current third fiscal quarter ending March 31, 2007, will be $0.31 to $0.39 per share. We will announce our third fiscal quarter dividend in the next few weeks.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Stockholders' equity as of December 31, 2006: $289.24 million
  Net asset value per share: $15.24

Second Fiscal Quarter Operating Results:
  Net investment income: $4.49 million
  Net investment income per share: $0.33
  Net realized and unrealized depreciation: $(1.55) million
  Net increase in net assets resulting from operations: $2.94 million
  Dividends to shareholders per share: $0.385

Portfolio:
  Number of new portfolio companies invested: 2
  Number of portfolio companies at end of period: 19
PORTFOLIO AND INVESTMENT ACTIVITY

December 31, 2006 marked our second fiscal quarter and tenth full quarter since our initial public offering. Our portfolio on December 31, 2006 was invested approximately $200.82 million in 19 long-term investments, with the remainder in cash and short-term instruments.

As of December 31, 2006, our portfolio generated a current yield of 17.1% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends from Gas Solutions Holdings, Inc. ("Gas Solutions") and net profits interests and royalties from other portfolio companies. Excluding such dividends and other income, our weighted average long-term debt yield as of December 31, 2006, was 15.2%.

We completed two new investments, as well as follow-on investments in the existing portfolio, totaling approximately $62.57 million in the prior quarter, or approximately $45.8 million net of a refinancing. Both of these new investments were structured as senior secured debt with equity-like participation rights.

On October 31, 2006, we provided $15.5 million in senior secured debt financing to TLOGH, L.P., a Barnett Shale gas development company based in Dallas, Texas.

On November 9, 2006, we provided $6.5 million in senior secured debt financing to Jettco Marine Services LLC, an offshore supply vessel company based in Morgan City, Louisiana.

During the prior quarter, we provided additional funding aggregating approximately $40.9 million to existing portfolio companies, including a $4.9 million additional investment into Conquest Cherokee LLC and also including a $22.7 million investment related to the acquisition of Stryker Energy II, LLC, by Stryker Energy, LLC, which took place on December 4, 2006 and included the refinancing of approximately $16.8 million of our existing credit to Stryker Energy II, LLC.

LIQUIDITY

On December 13, 2006, we priced a public offering of 6 million shares of common stock at $17.70 per share, raising $106.20 million in gross proceeds. On January 11, 2007, the underwriter exercised its over-allotment option to purchase 815,000 shares, raising an additional $14.42 million in gross proceeds.

We maintain a $50.0 million revolving credit facility, which we put in place on July 25, 2006. That facility is undrawn. We are seeking to increase the size of our credit facility.

We have approximately $95 million invested in cash and short-term instruments.

CONFERENCE CALL

We will host a conference call Monday, February 12, 2007, at 11:00am Eastern Time. The conference call dial-in number is (877) 407-9205. A recording of the conference call will be available for approximately 7 days. To hear a replay, call (877) 660-6853 and use Playback Access Account code 286 and Playback Conference ID code 230846.

          STATEMENTS OF NET ASSETS                      As of        As of
              (in thousands)                         December 31,  June 30,
                                                        2006         2006
Assets
Cash and cash equivalents                             $  93,247  $    1,608
Investments in controlled entities at fair value
 (cost - $86,656 and $39,759, respectively)              98,133      49,585
Investments in affiliated entities at fair value
 (cost - $22,922 and $25,329, respectively)              22,107      25,329
Investments in non-controlled and non-affiliated
 entities, at fair value (cost - $83,677 and $58,505,
 respectively)                                           80,580      59,055
Interest receivable                                       2,040       1,639
Dividends receivable                                        161          13
Loan Principal Receivable                                   454         385
Due from broker                                               -         369
Other receivables                                           896           -
Due from Prospect Capital Management, LLC                     -          28
Due from Prospect Administration, LLC                         -           5
Prepaid expenses                                            222          77
Deferred financing fees                                     590         355
Deferred offering costs                                       -          32
Total assets                                            298,430     138,480

Liabilities

Credit facility payable                                       -      28,500
Dividends payable to shareholders                         5,413           -
Accrued expenses                                            842         843
Due to Prospect Administration, LLC                         184           -
Due to Prospect Capital Management, LLC                   2,347         745
Other current liabilities                                   406         122
Total liabilities                                         9,192      30,210

Net Assets                                            $ 289,238  $  108,270

Components of Net Assets

Common stock, par value $.001 per share, (100,000,000
 and 100,000,000 common shares authorized,
 respectively; 18,975,388 and 7,069,873 issued and
 outstanding, respectively)                           $      19  $        7
Paid-in capital in excess of par                        283,440      97,266
Undistributed (distributions in excess of) net
 investment income                                       (4,037)        319
Realized gain                                             2,251         301
Net unrealized appreciation                               7,565      10,377

Net Assets                                            $ 289,238  $  108,270

Net Asset Value Per Share                             $   15.24  $    15.31

            STATEMENTS OF OPERATIONS            Three months   Three months
                (in thousands)                     ended          ended
                                                 December 31,  December 31,
                                                    2006           2005
Investment Income
Interest income, controlled entities (net of
 foreign tax withholding of $45 and $-,
 respectively)                                  $      3,364  $         828
Interest income, affiliated entities (net of
 foreign tax withholding of $57 and $-,
 respectively)                                         1,056              -
Interest income, non controlled and
 non-affiliated entities                               2,552          1,964
Interest income, cash equivalents                          -            137
Total interest income                                  6,972          2,929
Dividend income, controlled entities                     850            843
Dividend income, non-controlled and
 non-affiliated entities                                   -            143
Dividend income, money market funds                      318             20
Total dividend income                                  1,168          1,006
Other income, affiliated entities                          3              -
Other income,  non-controlled and
 non-affiliated entities                                  28              -
Total other income                                        31              -
Total investment income                                8,171          3,935

Operating Expenses
Investment advisory fees
Base management fee                                    1,568            524
Income incentive fee                                   1,123            508
Total investment advisory fees                         2,691          1,032

Interest expense and credit facility costs               370              -
Chief Compliance Officer and Sub-administration
 fees                                                    119             81
Legal fees                                                97            391
Valuation services                                       100             45
Sarbanes-Oxley compliance expenses                         1              -
Other professional fees                                   47            107
Insurance expense                                         72             85
Directors fees                                            57             55
Other general and administrative expenses                124             99
Total operating expenses                               3,678          1,895

Net investment income                                  4,493          2,040

Net realized gain (loss)                                  (1)             -
Net unrealized appreciation (depreciation)            (1,552)           488

Net increase in net assets resulting from
 operations                                     $      2,940  $       2,528

Net increase in net assets per weighted average
 shares of common stock resulting from
 operations                                     $       0.22  $        0.36

          PER SHARE DATA                          For the       For the
                                                three months  three months
                                                   ended         ended
                                                December 31,  December 31,
                                                    2006          2005

Net asset value, beginning of period            $      14.86  $      14.60
Costs related to the initial public offering               -          0.01
Costs related to the secondary public offering         (0.04)            -
Net investment income                                   0.33          0.29
Realized gain                                              -             -
Net unrealized appreciation (depreciation)             (0.11)         0.07
Net increase in net assets as a result of
 secondary public offering                              0.59             -
Dividend declared and paid                             (0.39)        (0.28)

Net asset value at end of period                $      15.24  $      14.69
ABOUT PROSPECT ENERGY CORPORATION

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Energy could have an adverse effect on Prospect Energy and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702